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Exhibit 23.1
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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40803, 33-99850 and 33-87928) of Micrion Corporation of our report dated August 10, 1998, with respect to the consolidated financial statements of Micrion Corporation for the year ended June 30, 1998, which report appears under Item 8 hereof.


                                             /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
September 28, 1998